UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

Citizens Independent Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	333-191004	31-1441050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

188 West Main Street

Logan, Ohio 43138

(740) 385-8561

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 385-8561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On May 5, 2016, Citizens Independent Bancorp, Inc. (“Bancorp”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 18, 2016, the voting record date, there were 669,754 Bancorp common shares outstanding and entitled to vote. At the Annual Meeting, 405,202, or 60.5%, of the outstanding common shares entitled to vote were represented by proxy or in person.

Proposal 1: Election of Four Directors

Directors elected for a term expiring at the 2019 Annual Meeting:

	Number of Votes Cast:
	For	Withheld	Broker Non-Votes
Daniel C. Fischer	395,689	9,513	-
Jerry Don Johnson	395,422	9,780	-
Michael J. Shawd	381,650	23,552	-
Daniel J. Stohs	391,558	13,644	-

Proposal 2: Bancorp shareholders ratified the appointment of Suttle & Stalnaker, PLLC as Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
401,206	-	3,996	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS INDEPENDENT BANCORP, INC.

By:	/s/ Daniel C. Fischer
Daniel C. Fischer
President & Chief Executive Officer

Date: May 9, 2016